EXHIBIT 5.1

                             Scheichet & Davis, P.C.
                                Counselors at Law
                          800 Third Avenue - 29th Floor
                              New York,  NY  10022
                                 (212) 688-3200
                               Fax: (212) 371-7634

                                                     September 10, 2003

New York Health Care, Inc.
1850 MacDonald Avenue
Brooklyn, NY  11223

                      Re: New York Health Care, Inc.; Registration Statement on Form S-3; SEC Registration No. 333 -
                           ---------------------------------------

Gentlemen:

     We have acted as counsel to New York Health Care, Inc., a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering, pursuant to the Securities Act of 1933, the issuance of up to 9,415,035 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), comprised of the following:

     1.   up to 7,000,000 shares offered by the Company;
     2.   up to 1,000,000 shares offered by a selling shareholder;
     3. up to 1,021,452 shares issuable upon the exercise of (i) 73,066 $3.00 placement agent warrants, (ii) 500,000 $2.50 financial consultant warrants, (iii) 200,000 $1.00 consultant warrants, (iv) 200,000 $1.50 consultant warrants, (v) 7,205 $3.47 placement agent warrants, (vi) 25,528 $3.22 placement agent warrants, (vii) 15,653 $3.37 placement agent warrants; and
     4. up to 393,583 shares issuable upon the conversion of 590,375 issued and outstanding shares of the Company's Class A Convertible Preferred Stock (the "Preferred Stock").

     This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's certificate of incorporation and restated bylaws, both as amended and currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In rendering this opinion, we have relied, as to matters of fact and to the extent we deem


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proper,  on  certificates or other written statements of responsible officers of
NYHC and it's subsidiary, The Bio Balance Corp. ("Bio Balance"), and the certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of NYHC and Bio Balance, copies of which have been delivered to us.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that the Shares, as issued by the Company and when issued pursuant to the terms of the warrants and the Preferred Stock filed as exhibits, or incorporated by reference as exhibits to, the Registration Statement, will be validly issued, fully paid and non-assessable.

     Our opinion is limited to the New York Business Corporation Law (including the applicable provisions of the New York State Constitution and the reported judicial decisions interpreting the laws) and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     Notwithstanding the statements and opinions expressed in this letter, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Form S-3 Registration Statement or the Prospectus, including any Prospectus Supplement relating thereto.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                        Very  truly  yours,


                                        /s/  Scheichet  &  Davis, P.C.
                                        Scheichet  &  Davis,  P.C.


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